                                                              Exhibit (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY


                                      for

                       TENDER OF SHARES OF COMMON STOCK
            (Including the Related Preferred Stock Purchase Rights)

                                      of

                             CHASE INDUSTRIES INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 MIDNIGHT,
    NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 31, 2001, UNLESS THE OFFER IS
                                   EXTENDED.


  As set forth in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares and Rights" of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares (the "Shares") of common stock, $0.01 par value per share, of Chase Industries Inc., a Delaware corporation (the "Company"), or if applicable, certificates ("Rights Certificates") for the related rights to purchase shares of Junior Participating Preferred Stock of the Company (the "Rights") issued pursuant to the Rights Agreement for such Rights, by and between the Company and Mellon Investor Services LLC, as Rights Agent, are not immediately available (including if the Distribution Date (as defined in the Offer to Purchase) has occurred but Rights Certificates have not yet been distributed);
(ii) time will not permit all required documents to reach Mellon Investor Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase); or (iii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis. Unless the context otherwise requires, all references herein to the Shares shall be deemed to include the Rights, and all references to the Rights include the benefits that may inure to holders of Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares and Rights" of the Offer to Purchase.

                       The Depositary for the Offer is:

                       MELLON INVESTOR SERVICES, L.L.C.

            By Mail:                            By Hand:                    By Overnight Delivery:
Mellon Investor Services, L.L.C.    Mellon Investor Services, L.L.C.   Mellon Investor Services, L.L.C.
    Reorganization Department          Reorganization Department          Reorganization Department
          P.O. Box 3301                       120 Broadway                    85 Challenger Road
   South Hackensack, NJ 07606                  13th Floor                      Mail Stop--Reorg
                                           New York, NY 10271             Ridgefield Park, NJ 07660


                                 By Facsimile:

                       (For Eligible Institutions Only)
                                (201) 296-4293

                       Confirmation Receipt of Facsimile
                               By Telephone Only
                                (201) 296-4860

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

 Ladies and Gentlemen:

   The undersigned hereby tenders to Chase Acquisition Corporation, a Delaware corporation (the "Purchaser") and a majority-owned subsidiary of Court Square Capital Limited, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated January 2, 2001 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and/or Rights set forth below, all pursuant to the guaranteed delivery procedures set forth in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares and Rights" of the Offer to Purchase.

 Name(s) of Record Holder(s)             Number of Shares
 ------------------------------------    ------------------------------------
 ------------------------------------
 ------------------------------------    Number of Rights
              PLEASE PRINT
 ------------------------------------    ------------------------------------
 Address(es)
 ------------------------------------    Certificate Nos. (if available)
 ------------------------------------
 ZIP Code                                ------------------------------------
 ------------------------------------
 Daytime Area Code and Tel. No.          ------------------------------------
 ------------------------------------
 Signature(s)                            ------------------------------------

                                         (Check box if Shares and/or Rights
                                         will be tendered by book-entry
                                         transfer)

                                         [_] The Depository Trust Company
                                         Account Number at Book Entry
                                         Transfer Facility

                                         ------------------------------------
                                         Dated

                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares and/or Rights tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares and, if applicable, such Rights, in any such case together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within (a) three NYSE trading days after the date hereof or (b) in the case of the Rights, a period ending on the later of (i) three NYSE trading days of the date hereof and
 (ii) three business days after the date Rights Certificates are distributed to the stockholders by the Company. An "NYSE trading day" is a day on which the New York Stock Exchange is open for business.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and/or Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm _______________________________________________________________
 Address ____________________________________________________________________
 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------
 Area Code and Tel. No. _____________________________________________________
 ----------------------------------------------------------------------------
                              AUTHORIZED SIGNATURE
 Name _______________________________________________________________________
                              PLEASE TYPE OR PRINT
 Title ______________________________________________________________________
 Dated ______________________________________________________________________

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE.
      CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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